EXHIBIT 99.9

VISIONICS CORPORATION

STOCK INCENTIVE PLAN

SECTION 1 – PURPOSE OF PLAN

The purpose of the Visionics Corporation Stock Incentive Plan is to increase the ownership of Visionics Corporation stock by key employees who contribute to the continued growth, development, and financial success of the Company and its Subsidiaries, and to attract and retain such employees and reward them for the Company’s continued profitable performance. This Plan authorizes grants of Non-Qualified Stock Options and Incentive Stock Options to such employees.

SECTION 2 – DEFINITIONS

A. “Administrator” means the Board or a committee approved by the Board pursuant to Section 4.

B. “Board” means the Board of Directors of the Company.

C. “Code” means the Internal Revenue Code of 1986, as amended, and includes any amendments or successor provisions and any regulations promulgated thereunder.

D. “Company” means Visionics Corporation.

E. “Effective Date” means the date specified in Section 3.

F. “Eligible Employee” means any person employed by the Company or a Subsidiary who satisfies the requirements of Section 6.

G. “Fair Market Value” means the fair market value of the Stock determined by the Administrator in good faith or in accordance with the procedures established by the Administrator from time to time.

H. “Incentive Stock Option” means an Option which is intended to be an incentive stock option within the meaning of Code Section 422.

I. “Non-Qualified Stock Option” means an Option which is not intended to be an Incentive Stock Option.

J. “Option” means an option to acquire Stock awarded under Section 7 of the Plan. Options may be either Non-Qualified Stock Options or Incentive Stock Options.

K. “Participant” means an Eligible Employee who has been granted an Option under the Plan.

L. “Plan” means the Visionics Corporation Stock Incentive Plan.

M. “Stock” means the Common Stock, no par value, of the Company including authorized but unissued shares.

N. “Stock Option Agreement” means an agreement with respect to Options as described in Section 7.

O. “Subsidiary” means any corporation of which 50% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

SECTION 3 – EFFECTIVE DATE, STOCKHOLDER APPROVAL, DURATION

A. Effective Date and Stockholder Approval. The Plan shall be effective on January 1, 1997 (the “Effective Date”), provided the Plan is approved by the stockholders of the Company within 12 months of such date. The Plan shall apply to Options granted on or after the Effective Date.

B. Period for Grants of Awards. Awards may be made under the Plan for a period of 10 years after the Effective Date.

C. Termination. The Plan may be terminated as provided in Section 10, but shall continue in effect until all matters relating to the exercise of Options and administration of the Plan have been settled.

SECTION 4 – ADMINISTRATION

A. Administrator. The Plan shall be administered by the Board or by a committee of the Board consisting of no fewer than two members, each of whom qualifies as a Non-Employee Director within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Board may remove members, add members and fill vacancies on any such committee from time to time.

B. Action by Administrator. The Administrator shall have such powers and authorities related to the administration of the Plan as are consistent with the Charter and Bylaws of the Company and applicable law. The Administrator shall have the full power and authority to grant Options under the Plan on such terms and conditions which are consistent with the Plan as the Administrator deems appropriate and take all actions required or permitted under the Plan or any Option granted under the Plan. The Administrator shall have the full power and authority to take all other actions not inconsistent with the terms and provisions of the Plan that it deems necessary or appropriate for the administration of the Plan. The Administrator’s powers shall include, but not be limited to, the power to grant Options and to amend, waive or extend any provision, limitation, restriction or condition of any Option. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Administrator present at a meeting or by unanimous consent of the Administrator executed in writing in accordance with the Charter and Bylaws of the Company and applicable law. The Administrator shall have full power and authority to administer and interpret the Plan. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its shareholders, any Participants in the Plan and any other employee of the Company, and their respective successors in interest.

C. Non-Uniform Determinations. The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Options, the form, amount and timing of such Options, and the terms and provisions of such Options and the corresponding Stock Option Agreements) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

D. No Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith with respect to the Plan or any Option hereunder.

E. Indemnification. To the maximum extent permitted by law and by the Company’s Charter and Bylaws, the Company shall indemnify the members of the Administrator in respect of all their actions under the Plan.

F. Reliance on Reports. Each member of the Administrator shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries, and upon any other information furnished in connection with this Plan. In no event shall any person who is or shall have been a member of the Administrator be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

SECTION 5 – NUMBER OF SHARES RESERVED FOR OPTIONS

The aggregate number of shares of Stock subject to Options under this Plan shall not exceed 20 shares of the Company’s Common Stock, subject to adjustment pursuant to Section 9. To the extent that an Option lapses or the rights of the Participant to whom it was granted terminate for any reason, any shares of Stock subject to such Option shall again be available for issuance pursuant to an Option under the Plan.

SECTION 6 – ELIGIBILITY

Key employees of the Company and it Subsidiaries (including officers or employees who are members of the Board, but excluding directors who are not officers or employees) shall be eligible to receive Options under this Plan. Subject to the provisions of the Plan, the Administrator shall from time to time select those Eligible Employees to whom Options shall be granted and the Administrator shall determine the type and size of each Option, No Eligible Employee shall have any right to be granted an Option under the Plan.

SECTION 7 – OPTIONS

A. Grants of Options. The Administrator shall grant Options to Participants to purchase Stock. Options may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or a parent or subsidiary of the Company (within the meaning of Code sections 424(e) and (f)).

B. Terms of Options. Options shall be evidenced by a Stock Option Agreement in such form and containing such restrictions and conditions as the Administrator deems appropriate.

C. Option Price. With respect to Incentive Stock Options, the option price shall be not less than the Fair Market Value of such Stock on the date the Option is granted; provided, however, that the exercise price of any Incentive Stock Option granted to any Eligible Employee who, at the time such Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation (within the meaning of Code sections 424(e) and (f)), shall be at least I 10 percent of the Fair Market Value of the Stock subject to the Option on the date the Option is granted. With respect to Non-Qualified Stock Options, the option price shall be established by the Administrator.

D. Term of Options. Each Option granted under this Plan shall expire not more than 10 years from the date the Option is granted; provided, however, that any Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation (within the meaning of Code sections 424(e) and (f)), shall expire not more than five years from the date it is granted.

E. Method of Exercise. An Option may be exercised by delivery to the Company of a written notice of exercise on any business day, at the Company’s principal office addressed to the attention of the Corporate Secretary. Such notice shall specify the number of shares for which the Option is being exercised and shall be accompanied by payment in full of the option price of the shares for which the Option is being exercised. However, if the Stock is publicly traded, payment in full of the option price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and at the time the stock certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company equal to the exercise price, and the Company determines that such procedure satisfies the cashless exercise provisions of the Federal Reserve Board’s Regulation T.

Payment of the option price for the shares of Stock purchased pursuant to the exercise of an Option may be made, as determined by the Administrator and set forth in the Stock Option Agreement, as follows:

(a) in cash or by certified check payable to the order of the Company;

(b) through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the option price has been paid, at their Fair Market Value on the date of exercise;

(c) by causing the Company to withhold shares of Stock otherwise issuable pursuant to exercise of an Option with a Fair Market Value equal to the option price or any portion thereof; or

(d) by a combination of the foregoing methods or any other method that the Administrator may allow.

F. Issuance of Stock. Promptly after the exercise of an Option and the payment in full of the option price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual’s ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 9, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

SECTION 8 – MERGERS AND ACQUISITIONS

In the event the Company shall be the surviving or resulting corporation in any merger, sale of assets or stock, consolidation, or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation), any Option granted hereunder shall pertain to and apply to the securities to which a holder of Stock would have been entitled. The Board shall make such appropriate determinations and adjustments as it deems necessary so as to preserve the rights and benefits, both as to the number of shares and otherwise, of Participants under this Plan.

In the event the Company shall not be the surviving corporation in any merger, sale of assets or of stock, consolidation, or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation), the successor corporation may, but shall not be required to, assume the outstanding Options or issue substitute awards so as to preserve the rights and benefits of Participants under this Plan. If the successor corporation does not assume the Options or issue substitute awards, the Administrator may, in its discretion and without the consent of holders of Options, provide for or mandate the settlement of outstanding Options in cash.

SECTION 9 – CHANGES IN CAPITAL STRUCTURE

In the event of changes in the common stock of the Company by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall make appropriate adjustments to the maximum number and kind of securities reserved for purchase under the Plan as provided in Section 5 of the Plan and to the number, kind and price of securities subject to outstanding Options, and shall, in its discretion and without the consent of holders of Options, make any other adjustments in Options, including but not limited to reducing the number of shares of Stock subject to Options or providing or mandating alternative settlement methods such as settlement of the Options in cash or other securities of the Company or of any other entity, or in any other matters which relate to Options as the Administrator shall determine to be necessary or appropriate.

SECTION 10 – AMENDMENT OR TERMINATION OF PLAN

The Board may amend the Plan at any time and from time to time, and the Board may terminate the Plan at any time, except (i) no amendment may be made which materially changes the requirements as to eligibility to receive Incentive Stock Options or increases the number of securities which may be issued pursuant to this Plan (except as provided in Section 9) without shareholder approval, and (ii) no such action may be taken without the consent of the Participant to whom any Option shall theretofore have been granted, which adversely affects the rights of such Participant concerning such Option, except in all cases as such amendment or termination of this Plan is required by statute, or rules and regulations promulgated thereunder, or as otherwise permitted hereunder.

SECTION 11 – MISCELLANEOUS PROVISIONS

A. Transferability. Except as provided below, no benefit provided under the Plan shall be subject to alienation, assignment or transfer, other than by will or the laws of descent and distribution. Any attempted alienation, assignment, or transfer shall be void and of no effect whatsoever. Payment shall be made only into the hands of the Participant entitled to receive the same or into the hands of the Participant’s authorized legal representative. Deposit of any sum in any financial institution to the credit of any Participant (or of a person entitled to such sum pursuant to the terms of this Plan) shall constitute payment into the hands of that Participant (or such person).

Notwithstanding the preceding paragraph, the Administrator may, in its discretion, expressly provide that a Non-Qualified Stock Option may be transferred to (i) members of the Participant’s family; (ii) trusts for the benefit of such family members; or (iii) partnerships whose only partners are such family members. No consideration may be paid for any such transfer of Options.

B. No Employment Right. Neither this Plan nor any action taken under the Plan shall be construed as giving any right to be retained as an officer or employee of the Company or any of its Subsidiaries.

C. Tax Withholding. The Company’s obligation to deliver shares of Stock upon the exercise of an Option shall be subject to the Optionee’s satisfaction of all applicable Federal, state and local income and/or employment tax withholding requirements. The Administrator may permit or require Participants, subject to such terms and conditions as it may impose, to satisfy the tax withholding requirement, in whole or in part, by having the Company withhold shares of Stock, including Stock issuable by the Company in connection with the exercise of such Options.

D. Loans. The Company may make or guarantee loans to Participants to assist them in exercising Options and satisfying any withholding tax obligations.

E. Fractional Shares. Any fractional shares concerning Options shall be eliminated at the time of payment or removal of restrictions by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

F. No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive Stock from the Company pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company.

G. Government and Other Regulations. The obligation of the Company to issue any shares hereunder shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required. If Stock issued under the Plan may, in certain circumstances, be exempt from registration under the Securities Act of 1933, the Company may restrict the transfer of such Stock in such manner as the Company deems advisable to ensure such exempt status.

H. Governing Law. All matters relating to the Plan or to Awards granted under the Plan shall be governed by the laws of the State of New York.

I. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any other pension, retirement, profit sharing, or group insurance plan of the Company or any Subsidiary.

Expenses. The expenses of implementing and administering the Plan shall be borne by the Company and its Subsidiaries, pro rata.